As filed with the Securities and Exchange Commission on July 30, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Audience, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	91-2061537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

331 Fairchild Drive

Mountain View, CA 94043

(650) 254-2800

(Address, including zip code and telephone number, of principal executive offices)

SENSOR PLATFORMS 2004 STOCK PLAN

(Full title of the plan)

Peter B. Santos

President and Chief Executive Officer

Audience, Inc.

331 Fairchild Drive

Mountain View, California 94043

(Name and address of agent for service)

(650) 254-2800

(Telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher, Esq.

Julia Reigel, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock ($0.001 par value) reserved for issuance pursuant to outstanding stock options under the Sensor Platforms 2004 Stock Plan	44,953 shares (2)	$2.17 (3)	$97,548	$12.54
Common Stock ($0.001 par value) reserved for issuance pursuant to restricted stock units outstanding under the Sensor Platforms 2004 Stock Plan	208,630 shares (4)	$9.88 (5)	$2,061,264	$265.50
Common Stock ($0.001 par value) reserved for future grants under the Sensor Platforms 2004 Stock Plan	23,119 shares	$9.88 (5)	$228,416	$29.42
TOTAL	276,702 shares		$2,387,228	$307.46

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of Common Stock of Audience, Inc. (the “Registrant”) that become issuable under the Sensor Platforms 2004 Stock Plan (the “Sensor Platforms Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.
(2)	Represents shares of Common Stock reserved for issuance pursuant to stock option awards outstanding under the Sensor Platforms Plan, which the Registrant assumed on July 11, 2014 pursuant to the Agreement and Plan of Merger entered into as of June 24, 2014, (the “Merger Agreement”), by and among the Registrant, Alameda Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company, Sensor Platforms, Inc., a Delaware corporation, and the stockholders’ agent listed therein, subject to appropriate adjustments to the number of shares and the exercise price of each such option.
(3)	Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, (the “Securities Act”) on the basis of the weighted average exercise price of options outstanding under the Sensor Platforms Plan and assumed by the Registrant.
(4)	Represents shares of Common Stock reserved for issuance pursuant to restricted stock units outstanding under the Sensor Platforms Plan, which the Registrant assumed on July 11, 2014 pursuant to the Merger Agreement.
(5)	Estimated in accordance with Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low prices of the Registrant’s Common Stock on July 28, 2014 as reported on the Nasdaq Global Select Market.

REGISTRATION STATEMENT ON FORM S-8

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference in this Registration Statement the following documents and information previously filed with the Securities and Exchange Commission (the “Commission”):

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Commission on March 14, 2014 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including the information specifically incorporated by reference in such Annual Report from the Registrant’s definitive proxy statement for the Registrant’s 2014 annual meeting of stockholders, which was filed with the Commission on April 25, 2014;

(2) The Registrant’s Quarterly Report on Forms 10-Q filed with the Commission on May 12, 2014;

(3) The Registrant’s Current Reports on Forms 8-K filed with the Commission on January 10, 2014, February 6, 2014, February 25, 2014, April 4, 2014, May 1, 2014, May 19, 2014, June 9, 2014, June 26, 2014 and July 17, 2014 and the Registrant’s Current Reports on Form 8-K/A filed with the Commission on March 14, 2014 and May 12, 2014 (other than those portions furnished under items 2.02, 7.01 and 9.01 of Form 8-K and Form 8-K/A); and

(4) The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A (File No. 001-35528) filed with the Commission on April 27, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement (specifically excluding from incorporation any information that has been furnished and not filed on Form 8-K pursuant to Item 2.02, Item 7.01 and/or Item 9.01).

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors, and other corporate agents.

As permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated certificate of incorporation and amended and restated bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant is not obligated pursuant to its amended and restated bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the amended and restated certificate of incorporation and amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees, and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees, and agents.

The Registrant has entered into separate indemnification agreements with each of its directors and certain of its officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also to provide for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its directors and certain of its officers may be sufficiently broad to permit the indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit number	Description	Incorporated by reference from form	Incorporated by reference from exhibit number	Date filed

4.1	Form of Common Stock Certificate of the Registrant.	S-1	4.1	5/8/2012

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-8).

99.1	Sensor Platforms 2004 Stock Plan.

ITEM 9. UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 29th day of July, 2014.

AUDIENCE, INC.

By:	/s/ Peter B. Santos
Peter B. Santos, President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Peter B. Santos and Kevin S. Palatnik, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter B. Santos	President, Chief Executive Officer and Director (Principal Executive Officer)	July 29, 2014
Peter B. Santos

/s/ Kevin S. Palatnik	Chief Financial Officer (Principal Financial and Accounting Officer)	July 29, 2014
Kevin S. Palatnik

/s/ Marvin D. Burkett	Director	July 29, 2014
Marvin D. Burkett

/s/ Barry L. Cox	Director	July 29, 2014
Barry L. Cox

/s/ Rich Geruson	Director	July 29, 2014
Rich Geruson

/s/ Mohan S. Gyani	Director	July 29, 2014
Mohan S. Gyani

/s/ George A. Pavlov	Director	July 29, 2014
George A. Pavlov

/s/ Patrick Scaglia	Director	July 29, 2014
Patrick Scaglia

AUDIENCE, INC.

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit number	Description	Incorporated by reference from form	Incorporated by reference from exhibit number	Date filed

4.1	Form of Common Stock Certificate of the Registrant.	S-1	4.1	5/8/2012

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation as to legality of original issuance securities being registered.

23.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (see the signature page to this Registration Statement on Form S-8).

99.1	Sensor Platforms 2004 Stock Plan.